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                                                                 EXHIBIT 10.19.2

                  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
                 CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL
                    PORTIONS HAVE BEEN FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.


                   FIRST AMENDMENT AND WAIVER TO PARTICIPATION
                                WARRANT AGREEMENT


            FIRST AMENDMENT AND WAIVER TO PARTICIPATION WARRANT AGREEMENT, dated as of December 31, 1998 (this "Amendment"), between DELTA AIR LINES, INC., a Delaware corporation (the "Warrant Holder"), and PRICELINE.COM INCORPORATED, a Delaware corporation (the "Company").

            WHEREAS, the Warrant Holder and the Company are parties to a Participation Warrant Agreement, dated August 31, 1998 (the "Warrant Agreement"); and

            WHEREAS, the parties wish to amend the Warrant Agreement upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and the covenants and undertakings contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Warrant Agreement.

2. AMENDMENTS TO SECTION 1 OF THE WARRANT AGREEMENT. The phrase "Fifteen Million One Hundred Fourteen Thousand and Eighty-Three (15,114,083)" is hereby deleted and replaced with the following: "Fourteen Million, Eight Hundred Ninety-Five Thousand, Five Hundred Twenty-Two (14,895,522)". Warrant Holder hereby acknowledges that as a result of the reduction in the number of Shares pursuant to this Amendment, all references in the Agreement to the percentage of Fully Diluted Equity the Shares represent shall be proportionally decreased. The last two sentences of Section 1 of the Warrant Agreement are hereby deleted in their entirety.

[**] = Confidential treatment requested for redacted portion.


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3. AMENDMENT TO SECTION 3 OF THE WARRANT AGREEMENT. Section 3 of the Warrant
Agreement is hereby amended and restated in its entirety to read as follows:

            "3. TERM. Except as otherwise provided for herein, the term of the Warrants and the right to purchase Shares as granted herein shall be exercisable, at any time and from time to time beginning after December 31, 1998 and terminating at 5:00 p.m. New York City local time on December 31, 2005; provided, however, that if the Warrants vest on December 31, 2005, the Warrant Holder will have an additional six months thereafter to exercise its purchase rights in respect of the Warrants (such seven year period and additional six months, if applicable, being referred to herein as the "Termination Date"); and PROVIDED further, HOWEVER, that if the Company has not completed an initial public offering of shares of Common Stock of the Company pursuant to an effective Registration Statement under the Securities Act of 1933, as amended ("IPO"), prior to such Termination Date, then the term of the Warrants shall be extended on a year to year basis until the date that is six months after the effective date of the Company's IPO. In the event that the Termination Date falls on a date other than a business day in New York City, then the Termination Date shall be deemed to be the next succeeding business day thereafter.

4. AMENDMENTS TO SECTION 4 OF THE WARRANT AGREEMENT. Section 4(c) of the
Warrant Agreement is hereby amended by deleting all references to the number "7,557,041" and replacing such references with the number "7,338,480". Section 4 of the Warrant Agreement is hereby amended to add a new Section 4(f) to read in its entirety as follows:

            "(f) FULL VESTING. Notwithstanding anything to the contrary contained herein, the Warrants shall vest, to the extent not previously vested pursuant to Sections 4(a), 4(b) or 4(c) above, on December 31, 2005.

[**] = Confidential treatment requested for redacted portion.


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5. WARRANT HOLDER WAIVER. The Warrant Holder waives any rights, claims and actions it may have (i) under Sections 10(e) and (f) of the Warrant Agreement in respect of the increase in the number of shares of Common Stock available for issuance to employees and other personnel of the Company under the Priceline.com 1997 Omnibus Plan from 17.1 million shares to 19.1 million shares, such increase already having been waived by the Purchasers, and (ii) under Sections 10(e) and
(f), and under Section 15(c), of the Warrant Agreement in connection with the issuance of warrants to acquire 250,000 shares of Common Stock at an exercise price of $4.00 per share issued to [**].

6. COMPANY WAIVER. Section 5 of the Warrant Agreement is deleted in its entirety.

7. AMENDMENT. All references in the Warrant Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the "Warrant Agreement" shall be deemed for all purposes to refer to the Warrant Agreement, as amended by this Amendment.

8. REMAINING PROVISIONS OF WARRANT AGREEMENT. Except as expressly provided herein, the provisions of the Warrant Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

9. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10. HEADINGS. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

                      [SIGNATURE PAGE FOLLOWS]


[**] = Confidential treatment requested for redacted portion.


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            IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.


                           PRICELINE. COM INCORPORATED



                              By: /s/ Paul E. Francis
                                  -------------------
                              Name: Paul E. Francis
                                    ---------------
                              Title: CFO
                                     ---


                              DELTA AIR LINES, INC.



                              By: /s/ Warren O. Jensen
                                  --------------------
                              Name:  Warren O. Jensen
                                     ----------------
                             Title: Executive Vice President &
                                    Chief Financial Officer
                                    --------------------------














[**] = Confidential treatment requested for redacted portion.


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